                                                                     Exhibit 3.2

                             SLADE'S FERRY BANCORP.

                           AMENDED AND RESTATED BYLAWS

                                    ARTICLE I
                                    ---------

                             Name, Location and Seal
                             -----------------------

      The name of this corporation (hereinafter in these Bylaws called the "Corporation") is Slade's Ferry Bancorp or such other name as may hereafter be adopted in accordance with law. The main office of the Corporation shall be located in Somerset, Massachusetts, subject to change as authorized by law. The seal shall be circular in form with the name of the Corporation, its state of incorporation and the year thereof inscribed thereon.

                                   ARTICLE II
                                   ----------

                                  Stockholders
                                  ------------

      Section 1. Place. Meetings of the stockholders shall be held at the principal office of the Corporation in Massachusetts or at such other place within or without the Commonwealth, but within the United States, as designated by the Board of Directors.

      Section 2. Annual Meetings. The annual meeting of stockholders shall be held on such business day within six (6) months after the end of the fiscal year of the Corporation as designated by the Board of Directors, and at such hour as designated by the Board of Directors. The business of such meeting shall include the election of directors and such other business as may properly come before the meeting.

      Section 3. Special Meetings. Special meetings of stockholders may be called by the President or by a majority of the Board of Directors, and shall be called by the Secretary/Clerk, or in the case of the death, absence, incapacity or refusal of the Secretary/Clerk, by another officer, upon written application of one or more stockholders of record holding not less than forty percent (40%) of the voting capital stock of the Corporation at the time issued and outstanding. Such written application shall state the nature of the business to be conducted at the special meeting.

      Section 4. Notice. A written notice of the date, place and hour of all meetings of stockholders shall be given by the Clerk/Secretary (or by any other officer who is entitled to call such a meeting) not less than seven (7) nor more than sixty (60) days before the meeting to each stockholder who is entitled to such notice, by leaving such notice with such stockholder or at such stockholder's residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at such stockholder's address as it appears in the records of the Corporation. Notice of a meeting need not be given to a stockholder if a written waiver of notice, executed before or after the meeting by such stockholder or such stockholder's attorney thereunto duly authorized, is filed with the records of the meeting.

      When a meeting is adjourned to another place, date or time, notice need not be given of the new place, date or time if the new place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty
(30) days after the date for which the meeting was originally called, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

      Section 5. Quorum. A majority of the outstanding capital stock of the Corporation entitled to vote thereat, represented in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of stockholders.

      The act of a majority in interest of those stockholders present at any meeting at which there is a quorum shall be the act of the Corporation. The stockholders present at a duly constituted meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a quorum shall fail to attend any meeting, the President, or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn any meeting from time to time until a quorum is present.

      Section 6. Conduct of Meetings. The President shall preside at all sessions of all meetings of stockholders. If the President shall be present at any session of any meeting, the Board of Directors shall choose a Director as temporary chairperson and the Director so chosen shall preside until said session of the meeting is adjourned.

      Additional business may be brought before such meeting by the President, by a majority of the Board of Directors or by stockholders of record holding, in total, not less than forty percent (40%) of the capital stock of the Corporation at the time issued and outstanding, by delivering to the Clerk/Secretary, at least thirty (30) days before the date of such meeting, a written agenda of additional business stating the nature of such additional business.

      At any special meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the President, the Board of Directors, or as a result of a written application for a special meeting brought by stockholders in accordance with
Article II, Section 3 of these Bylaws.

      The President or other person presiding over the meeting of stockholders shall, if the facts so warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 6 and, if he or she should so determine, he or she shall so declare to the meeting and any such business shall not be transacted.

      Section 7. Board of Director Nominations. Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election or re-election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made only: (i) by or at the direction of the Board of Directors; or (ii) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 7.

      Stockholder nominations shall be made by notice in writing to the Clerk/Secretary not less than sixty (60) days in advance of the date of the Corporation's proxy statement which was released to stockholders in connection with the previous year's annual meeting of stockholders. Such stockholder's notice shall set forth: (i) as to each person whom such stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (ii) as to the stockholder giving notice of (x) the name and address, as they appear on the Corporation's books, of such stockholder and (y) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Clerk/Secretary that information required to be set forth in a stockholder's notice which pertains to the nominee.

      The President or other person presiding over the meeting of stockholders shall, if the facts so warrant, determine that a nomination was not made in accordance with the nomination provisions of this Section 7 and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

      Nothing contained in this Section 7 shall require proxy materials distributed by the management of the Corporation to include any information with respect to nominations by stockholders.

      Section 8. Proxies and Voting. Stockholders, at any meeting, shall have one (1) vote for each share of stock held and a proportionate vote for each fractional share. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Proxies shall be in written form and shall be dated not more than six (6) months before the meeting named therein, unless the proxy is coupled with an interest and provides otherwise. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

      Proxies shall be filed with the Clerk/Secretary at the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless, at or prior to exercise of the proxy, the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

      Section 9. Stock Certificates. Stock certificates shall be signed by any two of the following officers: The President, the Executive Vice-President, the Senior Vice-President, and the Treasurer and may bear the seal of the Corporation or a facsimile thereof. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Director, officer or employee of the Corporation.

      Section 10. Transfer of Stock. Transfer of shares of stock of the Corporation shall be recorded on its books upon the direction, in writing and in such form as may be prescribed by the Board of Directors, of the holder thereof.

      Section 11. Stock and Transfer Books. The corporation shall keep in the Commonwealth of Massachusetts at its principal office (or at an office of its transfer agent or of its Clerk/Secretary or of its resident agent) stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each. The Corporation for all purposes may conclusively presume that the registered holder of a stock certificate is the absolute owner of the shares represented thereby and that the record address is such stockholder's proper address.

      Section 12. Record Date. The directors may fix in advance a time, which shall not be more than seventy (70) days before:

      (i)   the date of any meeting of stockholders, or

      (ii) the date for the payment of any dividend or the making of any distribution to stockholders, or

      (iii) the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose;

as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case, only stockholders of record on such date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date; or without fixing such record date, the directors may for any such purpose close the transfer books for all or any part of such period.

                                   ARTICLE III
                                   -----------

                               Board of Directors
                               ------------------

      Section 1. Composition.

      (a) The Corporation shall have a Board of Directors of not less than seven nor more than twenty-five Directors divided into Classes One, Two and Three as set forth in the Articles of Organization.

      (b) The total number of Directors and their division into classes may be fixed within the limits specified in paragraph (a) at any meeting of stockholders at which the number of Directors is a matter of business properly before the meeting. The Board of Directors may also be enlarged from the size fixed by the stockholders but within the limits specified in paragraph (a) at any time by vote of a majority of Directors then in office provided that any such additional directors shall be divided amongst and assigned to the Classes of Directors.

      Section 2. Election and Term of Office. Directors shall be elected by ballot of such stockholders as have the right to vote thereon in accordance with their class designation at the annual meeting of stockholders and shall hold their respective offices as set forth in the Articles of Organization. In the event the number of Directors fixed at a special meeting of stockholders increases the number of Directors, Directors to fill the places thus created may be elected at any special meeting of stockholders at which the election of such Directors is a matter of business properly before the meeting and shall hold their respective offices in accordance with their class designation until the next following appropriate annual meeting of stockholders, and thereafter until their successors are elected and qualified.

      Section 3. Resignations and Vacancies. Any Director may resign at any time by giving written notice of his or her resignation to the President, the Secretary or the Board of Directors. Any such resignation shall take effect at the time specified therein, or, if no time is specified, upon delivery. No acceptance of such resignation shall be necessary to make it effective.

      Vacancies in the Board of Directors, including vacancies created by enlargement of the Board of Directors by vote of the Directors under Section 1 above, may be filled by majority vote of the full Board of Directors. The person chosen to fill any vacancy in the Board of Directors shall hold office for the unexpired portion of the term for which his or her predecessor was elected or chosen, or, if the vacancy is a new position, for the unexpired portion of the term of the class to which the position is assigned.

      Section 4. Meetings. There shall be a regular meeting of the Board of Directors at least quarterly and at such time and place as the Board may designate. An annual meeting shall be held each year immediately after and at the place of the meeting of stockholders at which the Board of Directors is elected. No notice of any regular or annual meeting shall be necessary.

      Special meetings of the Board of Directors shall be held whenever called by the Clerk/Secretary at the request of the President, the Lead Independent Director, if any, a majority of the members of the Executive Committee, or a majority of the Board of Directors and shall be held at such place, on such date, and at such time as they or he/she shall fix. Notice of special meetings, which need not be in writing and which need state only the time and place of the meeting, shall be given by the Secretary to each director at least twenty-four
(24) hours before the time of the meeting. Notice of a meeting need not be given to any director if a written waiver of notice executed by him or her before or after the meeting is filed with the records of the meeting or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him.

      The President shall preside at all meetings of the Board of Directors. In the absence of the President at any meeting of the Board of Directors, the Lead Independent Director, if any, shall preside. If neither the President nor a Lead Independent Director shall be present at any meeting of the Board of Directors, the Directors shall choose a Director as temporary chairperson and the Director so chosen shall preside until said meeting is adjourned.

      A majority of the directors then in office shall constitute a quorum for the transaction of business. If a quorum is present, a majority of the directors present may take any action on behalf of the Board except to the extent a larger number is required by law, the Articles of Organization or these Bylaws. Less than a quorum of the Board of Directors may adjourn any meeting from time to time until a quorum is present, without further notice or waiver thereof.

      Section 5. Participation in Meetings by Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

      Section 6. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at any meeting may be taken by the Board of Directors without a meeting if consent in writing, setting forth the action so taken, shall be signed by all of the directors then in office. Such written consents shall be filed with the minutes of proceeding of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

      Section 7. Powers. The Board of Directors shall have power to manage, control and direct the business, property and affairs of the Company and to do all things which under the laws of Massachusetts, from time to time in force, boards of directors are or may be authorized to do except such as by law, the Articles of Organization or their Bylaws are reserved to the stockholders. Without limiting the generality of the foregoing, and in addition to all powers elsewhere in these Bylaws and by law conferred upon to all powers elsewhere in these Bylaws and by law conferred upon it, the Board of Directors shall have the following powers: to issue stock from the authorized but unissued capital stock of the Corporation; to designate an "Independent" Director (as such term is defined by the applicable rules and regulations of the Nasdaq Stock Market, or such other stock market or exchange on which the Corporation's common stock is actively traded) to serve at its pleasure as the Lead Independent Director of the Board of Directors; to designate the same or another Director to serve as President; to designate Directors, in addition to the Lead Independent Director and the President, to serve at its pleasure as members of the Executive Committee; to designate a person to serve as Treasurer; to establish such committees as it may deem appropriate and to prescribe the duties and authorities of any such committee, and to designate Directors to serve at its pleasure as members thereof; to establish such other offices as it may deem appropriate, and to designate persons to serve at its pleasure in such offices; to prescribe the duties of all officers of the Corporation and to fix their compensation, and to require bonds of any officer or employee.

      Section 8. Honorary Directors. The Board of Directors may designate and appoint such person or persons as it determines qualified to be an Honorary Director. To qualify to be an Honorary Director, a person must be a former Director in good standing of the Corporation. The person must have resigned as a Director or not hold the office of Director at the time of appointment and must request that he or she be designated as Honorary Director and approved by majority vote of the Board of Directors. Honorary Directors shall be appointed for terms that expire at the first meeting of the Board of Directors following each annual meeting of stockholders. Honorary Directors may, in the discretion of the Board of Directors be appointed for additional terms. An Honorary Director shall be allowed to attend any regular or special meeting of the Board of Directors and may participate in the meeting subject to the control of any person in charge of the meeting. An Honorary Director shall not have any vote as a Director, his or her presence shall not count towards any necessary quorum and he or she shall not be counted against the total numbers of directors. Any Honorary Director who, acting in good faith, suffers any monetary loss as a result of any claim, lawsuit or action arising out of any action or activity as an Honorary Director shall be entitled to indemnification or reimbursement by the Corporation upon a vote authorizing such indemnification or reimbursement by the Board of Directors. An Honorary Director may be paid for attendance at any such meeting at a fee established from time to time by the Board of Directors.

                                   ARTICLE IV
                                   ----------

                                   Committees
                                   ----------

      Section 1. Committees of the Board of Directors. The Board of Directors, by a vote of a majority of the full Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee.

      Section 2. Conduct of Business. Except as provided otherwise in these Bylaws, each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

      Section 3. Executive Committee. There shall be an Executive Committee consisting of at least five Directors. The Executive Committee shall consist of the Lead Independent Director, if any, the President and such other Directors as the Board of Directors shall from time to time elect and who shall serve at the pleasure of the Board of Directors. All members of the Executive Committee other than the President must be "Independent" Directors (as such term is defiled by the applicable rules and regulations of the Nasdaq Stock Market, or such other stock market or exchange on which the Corporation's common stock is actively traded).

      Section 4. Executive Committee Meetings. The Executive Committee shall meet at such time and place as the Committee shall designate. No notice of any regular meeting shall be necessary.

      Special meetings of the Executive Committee may be held at any time. Such meetings shall be called by the Lead Independent Director or President whenever the business or affairs of the Corporation so require and may be called by two other members of the Executive Committee. Notice of every special meeting, which need not be in writing and which need only state the time and place of the meeting, shall be given by the calling party or by the clerk of the Executive

Committee, at least six hours before the time of the meeting. Notice of a meeting need not be given to any director if a written waiver of notice executed by him or her before or after the meeting is filed with the records of the meeting or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him.

      A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business. Less than a quorum of the Executive Committee may adjourn any meeting from time to time until a quorum is present.

      The Lead Independent Director shall preside at meetings of the Executive Committee and in his or her absence, the President shall preside. If neither of them is present, the members of the Executive Committee may designate a temporary chairperson.

      The Executive Committee shall designate a clerk, who may be the Clerk/Secretary of the Bancorp, to serve at its pleasure, who shall keep records of its meetings, give notice of its meetings and perform such other duties of a like nature as the Executive Committee may designate.

      Section 5. Powers. Subject to control by the Board of Directors, the Executive Committee shall, when the Board of Directors is not in session, have and exercise all of the powers of the Board of Directors except the power:

      (a)   to change the principal office of the Corporation;

      (b)   to amend the Bylaws;

      (c) to elect officers required by law to be elected by the stockholders or directors and to fill vacancies in any such offices;

      (d) to change the number of the Board of Directors and to fill vacancies in the Board of Directors;

      (e)   to remove officers or directors from office;

      (f) to authorized the payment of any dividend or distribution to stockholders;

      (g) to authorize the reacquisition for value of stock of the Corporation; or

      (h)   to authorize a merger.

      Section 6. Nominating Committee. The Board of Directors shall have a Nominating Committee consisting of not less than three (3) members. The Nominating Committee shall be comprised entirely of "Independent" directors as such term is defined by the applicable rules and regulations of the Nasdaq Stock Market (or such other stock market or exchange on which the Corporation's common stock is actively traded).

      The Nominating Committee shall have (a) authority to review any nominations for election to the Board of Directors made by a stockholder of the Corporation pursuant to Section

7 of Article II of these Bylaws in order to determine compliance with such Bylaw provision, (b) authority to recommend to the Board of Directors nominees for election to the Board of Directors, and (c) such other authority as may be granted to it by the Board of Directors.

      The Corporation must have a formal written Nominating Committee charter addressing the Board of Directors nomination process and such related matters as may be required by the federal securities laws.

      Section 7. Audit Committee. The Board of Directors shall have an Audit Committee of at least three members, each of whom must: (i) be "Independent" as such term is defined by the applicable rules of the Nasdaq Stock Market (or such other stock market or exchange on which the Corporation's common stock is actively traded), (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (subject to the exemptions provided in Rule 10A-3(c)); (iii) not have participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation at any time during the past three years; and (iv) be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement.

      At least one member of the Audit committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

      The Corporation must have a formal written Audit Committee charter. The Audit Committee must review and reassess the adequacy of the Audit Committee charter on at lease an annual basis.

      The Audit Committee charter must specify:

      (a) the scope of the Audit Committee's responsibilities, and how it carries out those responsibilities, including structure, processes, and membership requirements;

      (b) the Audit Committee's responsibility for ensuring its receipt from the Corporation's outside auditors of a formal written statement delineating all relationships between the auditor and the company, consistent with Independence Standards Board Standard 1, and the Audit Committee's responsibility for actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full board take, appropriate action to oversee the independence of the outside auditor; and

      (c) the Audit Committee's purpose of overseeing the accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation;

      (d) the Audit Committee's responsibilities and authority necessary to comply with Rule 10A-3(b)(2), (3), (4) and (5) under the Securities Exchange Act of 1934

            (subject to the exemptions provided in Rule 10A-3(c)), concerning responsibilities relating to: (i) registered public accounting firms, (ii) complaints relating to accounting, internal accounting controls or auditing matters, (iii) authority to engage advisors, and (iv) funding as determined by the Audit Committee.

                                    ARTICLE V
                                    ---------

                                    Officers
                                    --------

      Section 1. Composition, Selection, Qualifications and Terms of Office. The officers of the Corporation shall be the following: a President, a Clerk/Secretary and a Treasurer, each of whom shall be elected annually by the Board of Directors at the first meeting of the Board after the annual meeting of stockholders and shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their successors are elected and qualified, and such other officers as the Board of Directors may from time to time determine, all of whom shall be elected or appointed by the Board of Directors or as it may determine and shall hold office at the pleasure of the Board.

      The President shall be elected from the members of the Board of Directors. The other officers may but need not be elected or appointed from the members of the Board. Any two or more offices may be held by one person.

      Section 2. Resignations, Removals and Vacancies. Any officer may resign at any time by delivering written notice of his or her resignation to the President, the Secretary or the Board of Directors. Any such resignation shall take effect at the time specified therein, or, if no time is specified, upon delivery. No acceptance of such resignation shall be necessary to make it effective.

      Any officer, agent or employee may be removed at any time by the affirmative vote of a majority of the whole Board of Directors.

      Any officer, agent or employee not elected or appointed by the Board of Directors may be removed at any time by the President.

      If any office for which a term of office is specified in these Bylaws should become vacant by reason of death, incapacity or removal, the vacancy may be filled in the manner provided in these Bylaws for election appointment to such office. Any person so elected or appointed to fill any such vacancy shall hold office for the unexpired portion of the term for which his or her predecessor was elected or appointed.

      If the President should be temporarily absent or disabled, the Board of Directors may designate a member of the Board of Directors to act temporarily in his or her stead. If any officer, agent or employee, other than the President should be temporarily absent or disabled, the Board of Directors may designate a person to act temporarily in the stead of such officer, agent or employee.

      If any officer, agent or employee not elected or appointed by the Board of Directors should be temporarily absent or disabled, the President may designate a person to act temporarily in the stead of such officer unless and until the Board of Directors should designate some other person for such purpose.

      Section 3. Powers and Duties. Except as the Board of Directors may in general or specific other cases provide, the powers and duties of the officers shall be as follows:

      (a) President. The President shall have the powers and duties by law and elsewhere in these Bylaws conferred upon him; the authority to appoint any agents or employees, other than those provided by law or by these Bylaws to be elected or appointed by the stockholders or the Board of Directors; the authority to fix the compensation of and to prescribe the authority and duties, which may include the authority to appoint subordinate agents or employees, of such agents and employees as he or she may appoint; and such other powers, authority and duties as from time to time may be provided by law or prescribed by the Board of Directors.

      (b) Treasurer. The Treasurer shall have the control of the money, securities and other property belonging to or in the possession or custody of the Corporation, and shall cause the same to be held or deposited for safekeeping subject to the authority of the Board of Directors, and shall perform such other duties as are usually required of Treasurers, or as may be prescribed by law or by the Board of Directors.

      (c) Clerk/Secretary. The Clerk/Secretary shall keep a record of the proceedings at all meetings of stockholders and of the Board of Directors, shall give notice, where required by these Bylaws, of meetings of stockholders and of the Board of Directors, and shall perform such other duties as are provided by law.

                                   ARTICLE VI
                                   ----------

            Indemnification of Directors, Officers and Certain Others
            ---------------------------------------------------------

The Corporation shall indemnify any Director and may as determined by the Board of Directors, indemnify any officer of the Corporation or any person serving at the Corporation's request as a Trustee or administrator of any employees benefit plan of the Corporation, against all expenses (including court costs, attorneys' fees and the amount of any judgment or reasonable settlement) actually and reasonably incurred by him or her, subsequent to the adoption hereof, in connection with any claim asserted against him or her, or any action, suit or proceeding in which he or she may be involved as a party, by reason of his or her having been such Director, officer, trustee or administrator or by reason of any action alleged to have been taken or omitted by him or her as such Director, officer, trustee or administrator; provided, however, that the Corporation shall indemnify such director, officer, trustee or administrator against expenses incurred in relation to any matter with respect to which an allegation is made against him or her of willful misconduct, willful default or of gross negligence in the conduct of his office only if there be no final adjudication that such person is guilty of or liable for such willful misconduct, willful default or gross negligence and one of the following three conditions be complied with:

      (a) There be a final adjudication that such person is not guilty of or liable for such willful misconduct, willful default or gross negligence;

      (b) There be a sufficient number of Directors then in office who are not involved in such claim, action, suit or proceeding, to constitute a majority of the whole Board of Directors, and there be a determination that such person is free from such willful misconduct, willful default or gross negligence by a vote of a majority of the Directors on a ballot in which no Director who is involved in such claim, action, suit or proceeding shall participate; or

      (c) There be a determination that such person is free from such willful misconduct, willful default, or gross negligence by a vote of a majority of a committee of seven stockholders, none of whom is involved in such claim, action, suit or proceeding, chosen to determine such matter at a regular or special meeting of the stockholders of the Corporation.

      Such indemnification may include payment by the Corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under this Article which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, trustee or administrator.

      No indemnification shall be provided for any person with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the corporation or to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

      The right of indemnification herein provided for shall inure to the benefit of the executors or administrators of each such Director, officer, trustee or administrator and shall not be deemed exclusive of any other rights to which he or she may be entitled, under any, statute, bylaw, agreement, vote of stockholders or otherwise, or to which he or she might have been entitled were it not for this provision.

                                   ARTICLE VII
                                   -----------

                              Business Combinations
                              ---------------------

      Section 1. Vote Required for Certain Business Combinations.

      (a) The affirmative vote of the holders of not less than 80 percent of the outstanding shares of "Voting Stock" (as hereinafter defined) held by stockholders other than an "Interested Person" (as hereinafter defined) shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of the Corporation with any Interested Person unless the "Continuing Directors" (as hereinafter defined) of the Corporation by at least a two-thirds vote (i) have expressly approved in advance the acquisition of the outstanding shares of Voting Stock that caused such Interested Person to become an Interested Person, or (ii) have expressly approved such Business Combination either in advance of or subsequent to such Interested Person's having become an Interested Person.

      (b) The affirmative vote of the holders of not less than 90 percent of the outstanding shares of "Voting Stock" (as hereinafter defined) held by stockholders other than an "Interested Person" (as hereinafter defined) shall be required for the approval or authorization of any "Business Combination" ( as hereinafter defined) of the Corporation with any Interested Person if the cash or fair market value (as determined by at least two-thirds of the Continuing Directors) of the property, securities or "Other Consideration to be Received" (as hereinafter defined) per share by holders of Voting Stock of the Corporation in the Business Combination is less than the "Fair Price" (as hereinafter defined) paid by the Interested Person in acquiring any of its holdings of the Corporation's Voting Stock.

      Section 2. Definitions. Certain words and terms as used in this Article VII shall have the meanings given to them by the definitions and descriptions in this Section.

      2.1. Business Combination. The term Business Combination. shall mean (a) any merger or consolidation of the Corporation or a subsidiary of the Corporation with or into an Interested Person, (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or any other security device, of all or any "Substantial Part" as hereinafter defined) of the assets either of the Corporation (including without limitation, any voting securities of a subsidiary) or of a subsidiary of the Corporation to an Interested Person, (c) any merger or consolidation of an Interested Person with or into the Corporation or a subsidiary of the Corporation, (d) any reclassification of securities, recapitalization or other comparable transaction involving the Corporation that would have the effect of increasing the voting power of any Interested Person with respect to Voting Stock of the Corporation, and (e) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination. The term "business combination" shall not apply to any transaction with any subsidiary of this Corporation approved by the full Board of Directors for purposes of internal reorganization.

      2.2. Interested Person. The term "Interested Person" shall mean and include any individual, corporation, partnership or other person or entity which, together with its "Affiliates" and "Associates" (as defined in Rule 12B-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at the date of the adoption of this Article), "Beneficially Owns" (as defined in Rule 13D-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at the date of the adoption of this Article) in the aggregate 20 percent or more of the outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity. Without limitation, any share of Voting Stock of the Corporation that any interested Person has the right to acquire at any time (notwithstanding that Rule 13d-3 deems such shares to be beneficially owned only if such right may be exercised within 60 days) pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed to be Beneficially Owned by the Interested Person and to be outstanding for purposes of this definition. An Interested Person shall be deemed to have acquired a share of the Voting Stock of the Corporation at the time when such Interested Person became the Beneficial Owner thereof. With respect to the shares owned by Affiliates, Associates or other persons whose ownership is attributed to an Interested Person under the foregoing definition of Interested Person, if the price paid by such Interested Person for such shares is not determinable by two-thirds of the Continuing Directors, the price so paid shall be deemed to be the higher of (a) the price paid upon the acquisition thereof by the Affiliate, Associate or other person or
(b) the market price of the shares in question at the time when the Interested Person became the Beneficial Owner thereof.

      2.3. Voting Stock. The term "Voting Stock" shall mean all of the outstanding shares of Common Stock of the Corporation and any outstanding shares of preferred Stock entitled to vote on each matter on which the holders of record of Common Stock shall be entitled to vote, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

      2.4. Continuing Director. The term "Continuing Director" shall mean a Director who was a member of the Board of Directors of the Corporation immediately prior to the time that the Interested Person involved in a Business Combination became an Interested Person, or a Director who was elected or appointed to fill a vacancy after the date the Interested Person became an Interested Person by a majority of the then-current Continuing Directors.

      2.5. Fair Price. The term "Fair Price" shall mean the following: If there is only one class of capital stock of the Corporation issued and outstanding, the Fair Price shall mean the highest price that can be determined by two-thirds of the Continuing Directors to have been paid at any time by the Interested Person for any share or shares of that class of capital stock. If there is more than one class of capital stock of the Corporation issued and outstanding, the Fair Price shall mean with respect to each class and series of capital stock of the Corporation, the amount determined by two-thirds of the Continuing Directors to be the highest per share price equivalent of the highest price that can be determined to have been paid at any time by the Interested Person for any share or shares of any class or series of capital stock of the Corporation. In determining the Fair Price, all purchases by the Interested Person shall be taken into account regardless of whether the shares were purchased before or after the Interested Person became an Interested Person. Also, the Fair Price shall include any brokerage commissions, transfer taxes and soliciting dealers' fees paid by the Interested Person with respect to the shares of capital stock of the Corporation acquired by the Interested Person. In case of any Business Combination with an Interested Person, two-thirds of the Continuing Directors shall determine the Fair Price for each class and series of the capital stock of the Corporation. The Fair Price shall also include interest compounded annually from the date an Interested Person became an Interested Person through the date the Business Combination is consummated at the publicly announced base rate of interest of The Bank of Boston less the aggregate amount of any cash dividends paid, and the fair market value of any dividends paid in other than cash on each share of capital stock in the same time period, in an amount up to but not exceeding the amount of interest so payable per share of capital stock.

      2.6. Substantial Part. The term "Substantial Part" shall mean more than 20 percent of the fair market value as determined by two-thirds of the Continuing Directors of the total consolidated assets of the Corporation and its subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is being made.

      2.7. Other Consideration to be Received. The term "Other Consideration to be Received" shall include, without limitation, Common Stock or other capital stock of the Corporation retained by its existing stockholders other than Interested Persons or other parties to such Business Combination in the event of a Business Combination in which the Corporation is the surviving corporation.

      Section 3. Determinations by the Continuing Directors. In making any determinations, the Continuing Directors may engage such persons, including investment banking firms and the independent accountants who have reported on the most recent financial statements of the Corporation, and utilize employees and agents of the Corporation, who will, in the judgment of the Continuing Directors, be of assistance to the Continuing Directors. Any determinations made by the Continuing Directors, acting in good faith on the basis of such information and assistance as was then reasonably available for such purposes, shall be conclusive and binding upon the Corporation and its stockholders, including any Interested Person.

      Section 4. Amendments, etc. of this Article VII. Notwithstanding any other provisions of the Articles of Organization or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, the Articles of Organization or the Bylaws of the Corporation) this Article VII shall not be amended, altered, changed or repealed:

      (a) as to any provision other than the "Fair Price" provisions without the affirmative vote of 80 percent or more of the stock outstanding and entitled to vote thereon at a stockholders' meeting duly called for the purpose; or

      (b) as to the "Fair Price" provisions without the affirmative vote of 90 percent or more of the stock outstanding and entitled to vote thereon at a stockholders' meeting duly called for the purpose.

                                  ARTICLE VIII
                                  ------------

                                  Miscellaneous
                                  -------------

      Section 1. Actions With Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

      Section 2. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

      Section 3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other instruments and obligations to be entered into by the Corporation in the ordinary course of its business without Board of Directors action may be executed on behalf of the Corporation by the President, any Vice President, Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors may authorize.

                                   ARTICLE IX
                                   ----------

                               Amendment of Bylaws
                               -------------------

      Section 1. Amendment by Directors. The Bylaws of the Corporation may be amended or repealed by the affirmative vote of two-thirds of the full Board at a duly constituted meeting of the Board of Directors, unless at the time of such action there shall be an Interested Stockholder, in which case such action shall also require an affirmative vote of a majority of the Disinterested Directors then in office at such meeting. Not later than the time of giving notice of the annual meeting of stockholders next following the amending or repealing by the Directors of any Bylaw, notice thereof stating the substance of such change shall be given to all stockholder entitled to vote on amending the Bylaws.

      Section 2. Amendment by Stockholders. These Bylaws may be amended or repealed at any duly constituted meeting of stockholders where the business of amending the Bylaws is properly before the meeting by the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation at the time outstanding except as otherwise provided under specific provisions of these Bylaws.